Exhibit 10.1

AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT

October 12, 2023

RECITALS

WHEREAS, an equity distribution agreement was entered into on February 25, 2021 (the “Distribution Agreement”), by and between Maxim Group LLC and SINTX Technologies, Inc., a Delaware corporation (collectively, the “Parties”), as amended on January 10, 2023, and

WHEREAS, the Parties have agreed to amend the Distribution Agreement (this “Amendment”),

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Parties agree that the Agreement shall be amended as follows:

AMENDMENT

The definition of “Registration Statement” is hereby amended to mean the registration statements (Reg. Nos. 333-249267 and 333-274951), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at such time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”).

Section 7 of the Distribution Agreement is hereby amended and replaced in its entirety to read:

7. Termination of this Agreement. The term of this Agreement shall begin on the date hereof, and shall continue until the earlier of (i) the sale of Shares having an aggregate offering price of $15,000,000, (ii) the termination by either the Agent or the Company upon the provision of fifteen (15) days written notice, or (iii) February 25, 2025. Any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect. Notwithstanding the foregoing, the Agent shall have the right, in its sole discretion, to terminate this Agreement if at any time from the date of this Agreement to the effectiveness of the Registration Statement, the Agent is not fully satisfied, in its sole discretion, with the results of its and its representatives’ review of the Company and the Company’s business.

***

Except as specifically amended hereby, the Distribution Agreement shall remain in full force and effect and all other terms of the Distribution Agreement remain unchanged. To the extent any provision of the Distribution Agreement is inconsistent with this letter agreement, this letter agreement shall control. Capitalized terms used herein and not otherwise defined have the meetings ascribed to them in the Distribution Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this amendment to the Distribution Agreement on the date first set forth above.

Yours truly,

MAXIM GROUP LLC

By:	/s/ Cliff Teller
Name:	Cliff Teller
Title:	Co-President

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

SINTX TECHNOLOGIES, INC.

By:	/s/ B. Sonny Bal
Name:	B. Sonny Bal, MD, JD
Title:	Chairman and CEO

[Signature Page to Amendment to Equity Distribution Agreement]